Exhibit 10.1

Stock Purchase Agreement

by and among

Southern Colorado Real Estate Developers, LLC

and

The Cannabis Depot Holding Corp.

STOCK PURCHASE AGREEMENT

Dated as of June 17, 2021

This Stock Purchase Agreement, (the “Agreement”) is entered into as of the date first set forth above (the “Effective Date”), by and among (i) Southern Colorado Real Estate Developers, LLC, a Colorado limited liability company (“Seller”); and (ii) The Cannabis Depot Holding Corp., a Nevada corporation (“Buyer”). Buyer and Seller may be referred to herein collectively as the “Parties” and separately as a “Party.”

WHEREAS, the Seller owns certain shares of common stock, par value $0.001 per share (the “CRDX Common Stock”), of Credex Corporation, a Florida corporation (the “Company”);

WHEREAS, Buyer desires to acquire from Seller, and Seller desires to sell and transfer to Buyer, all of the shares of CRDX Common Stock held by Seller, in exchange for the payment of certain cash consideration on the terms and subject to the conditions set forth herein (together with the other transactions contemplated herein, the “Transactions”);

WHEREAS, the Board of Directors of Buyer (the “Buyer Board”) and the Manager of Seller (the “Seller Manager”) have each determined that the Transactions are desirable and in the best interests of the applicable Party and its shareholders or members;

WHEREAS, the Parties agree that the Company is not an actively operating company and does not have any employees, real estate, intellectual property, information technology, or any fungible assets, and

WHEREAS, this Agreement is being entered into for the purpose of setting forth the terms and conditions of the Transactions;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived here from, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I. DEFINITIONS

Section 1.01 Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

(a)	“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

(b)	“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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(c) “Agreement” has the meaning set forth in the introductory paragraph hereof.

(d) “Business Day” shall mean any day on which commercial banks are generally open for business in Florida.

(e) “Buyer Board” has the meaning set forth in the recitals hereto.

(f) “Buyer” has the meaning set forth in the introductory paragraph hereof.

(g) “Capitalization Table” has the meaning set forth in Section 2.03(a).

(h) “Closing Date” has the meaning set forth in Section 2.02.

(i) “Closing” has the meaning set forth in Section 2.02.

(j) “Company” has the meaning set forth in the introductory paragraph hereof.

(k) “CRDX Common Stock” has the meaning set forth in the recitals hereto.

(l) “Dispute” has the meaning set forth in Section 6.02(a).

(m) “Enforceability Exceptions” means (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Laws of general application affecting enforcement of creditors’ rights generally and (b) general principles of equity.

(n) “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(o) “Indemnified Party” has the meaning set forth in Section 5.02(c).

(p) “Indemnifying Party” has the meaning set forth in Section 5.02(c).

(q) “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(r) “Liens” has the meaning set forth in Section 3.01.

(s)	“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include (i) punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party or (ii) lost profits or consequential damages, in any case.

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(t) “Notice of Dispute” has the meaning set forth in Section 6.02(b).

(u) “Parties” and “Party” have the meanings set forth in the introductory paragraph hereof.

(v) “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

(w) “Purchase Price” has the meaning set forth in Section 2.01(b).

(x) “Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

(y) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(z) “Selected Courts” has the meaning set forth in Section 6.03.

(aa) “Seller Board” has the meaning set forth in the recitals hereto.

(bb) “Seller Manager” has the meaning given in the recitals.

(cc) “Seller Purchase Price” has the meaning set forth in Section 2.01(b).

(dd) “Seller” has the meaning set forth in the introductory paragraph hereof.

(ee) “Shares” has the meaning set forth in Section 2.01(a).

(ff) “Shares” has the meaning set forth in Section 2.01(a).

(gg) “Stock Power” has the meaning set forth in Section 2.03(a)(i).

(hh) “Transaction Documents” means this Agreement, the Stock Power and any other document, certificate or agreement to be delivered hereunder or in connection with the Transactions.

(ii) “Transactions” has the meaning set forth in the recitals hereto.

Section 1.02 Interpretation. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xi) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

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Article II. THE TRANSACTIONS

Section 2.01 The Purchase.

(a)	On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, seller shall sell, assign, transfer and deliver to Buyer, free and clear of all security interests, liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the 58,492,500 shares of CRDX Common Stock held by (the “Shares”).

(b)	In exchange for the sale, assignment, transfer and delivery of the Shares, Buyer shall pay to Seller a total purchase price of $390,000.00 (the “Purchase Price”).

(c)	Seller shall be responsible for the payment of any and all taxes that may be imposed on Seller pursuant to the Transactions, including, without limitation, as a result of the receipt of the Purchase Price.

Section 2.02 Closing. The closing of the Transactions (the “Closing”) shall occur on the Closing Date immediately after the execution of this Agreement.

Section 2.03 Closing Deliverables.

(a) At the Closing, the Seller shall deliver to Buyer:

(i) the stock power, substantially in the form as attached hereto as Exhibit A (the “Stock Power”) duly executed by an authorized manager or officer of Seller; and

(ii) such other documents as Buyer may reasonably request for the purpose of evidencing the accuracy of Seller’s representations and warranties; evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller; or otherwise facilitating the consummation or performance of any of the Transactions.

(b) At the Closing, Buyer shall deliver to Seller:

(i) The Purchase Price, pursuant to wire instructions provided to Buyer prior to the Closing; and

(ii) such other documents as Seller may reasonably request for the purpose of evidencing the accuracy of any of Buyer’s representations and warranties; evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer; or otherwise facilitating the consummation or performance of any of the Transactions.

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Section 2.04 Additional Closing Events. At and following the Closing, the Parties shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence Transactions.

Article III. REPRESENTATIONS AND WARRANTIES OF THE SELLER

As an inducement to, and to obtain the reliance of the Buyer, Seller hereby represents and warrants to Buyer as follows:

Section 3.01 Good Title. Seller is the record and beneficial owner, and has good title to the Shares, with the right and authority to sell and deliver the Shares to Buyer, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever (collectively, “Liens”). None of the Shares is subject to pre-emptive or similar rights, and Seller does not have any pre-emptive rights or similar rights to purchase or receive any shares of CRDX Common Stock or other interests in the Company. Seller has the power and authority to transfer the Shares to Buyer as contemplated pursuant to the terms of this Agreement and upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering Buyer or its designee as the new owner of the Shares in the records maintained by the Company, Buyer will receive good title to the Shares, free and clear of all Liens.

Section 3.02 Existence and Power. Seller is a limited liability company duly formed and in good standing in the State of Colorado, and has the full limited liability company power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted and to enter into this Agreement and fulfill its obligations herein.

Section 3.03 Power and Authority. Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate Transactions.

Section 3.04 Authorization of Agreement; Etc. The execution, delivery and performance of this Agreement by Seller, and the consummation of Transactions, have been duly authorized by all applicable Persons with respect to Seller. This Agreement has been duly executed and delivered on behalf of Seller. This Agreement constitutes a valid and binding obligation of Seller enforceable in accordance with its terms, except that such enforcement may be limited by the Enforceability Exceptions, and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.05 No Conflicts. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder in accordance with the terms hereof (i) will not require the consent of any third party or governmental entity under any applicable Laws; (ii) will not violate any Laws applicable to Seller and (iii) will not violate or breach any contractual obligation to which Seller is a party or any of Seller’s organizational documents.

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Section 3.06 Brokers. Seller has not retained any broker or finder in connection with any of the Transactions, and Seller has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

Article IV. REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to, and to obtain the reliance of the Seller, Buyer represents and warrants to the Seller as follows:

Section 4.01 Organization. Buyer is a corporation, validly existing, and in good standing under the Laws of Nevada and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of Transactions will not, violate any provision of Buyer’s articles of incorporation or bylaws. Buyer has taken all action required by Law, its articles of incorporation or bylaws or otherwise to authorize the execution and delivery of this Agreement, and Buyer has full power, authority, and legal right and has taken all action required by Law, its articles of incorporation and by-laws, or otherwise to consummate the transactions herein contemplated.

Section 4.02 Power and Authority. Buyer has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate Transactions.

Section 4.03 Authorization of Agreement; Etc. The execution, delivery and performance of this Agreement by Buyer, and the consummation of Transactions, have been duly authorized by Buyer Board. This Agreement has been duly executed and delivered on behalf of Buyer. This Agreement constitutes a valid and binding obligation of Buyer enforceable in accordance with its terms, except that such enforcement may be limited by the Enforceability Exceptions.

Section 4.04 No Conflict. The execution of this Agreement and the consummation of the Transactions will not (i) violate any provision of Law, statute, rule, regulation or executive order to which Buyer is subject; or (iv) violate any judgment, order, writ or decree of any court applicable to Buyer.

Section 4.05 Investment Representations.

(a)	Buyer understands and agrees that the consummation of this Agreement including the delivery of the Shares to Buyer as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Shares are being acquired for Buyer’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c)	Buyer understands that the Shares are being offered and sold to Buyer in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Seller is relying upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Shares.

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(d)

Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by Buyer or its advisors. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Buyer is aware that an investment in the Shares involves a number of very significant risks and has carefully researched and reviewed and understands the risks of, and other considerations relating to the purchase of the Shares.

(e)	Buyer has adequate means of providing for Buyer’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Shares for an indefinite period of time, and after purchasing the Shares Buyer will be able to provide for any foreseeable current needs and possible personal contingencies. Buyer must bear and acknowledges the substantial economic risks of the investment in the Shares including the risk of illiquidity and the risk of a complete loss of this investment.

(f)	Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(g)	Buyer understands that: (i) the Shares have not been and are not being registered under the Securities Act or any state or foreign securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations thereunder; and (iii), neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. There can be no assurance that there will be any market or resale for the Shares, nor can there be any assurance that the Shares will be freely transferable at any time in the foreseeable future.

Section 4.06 No Brokers. Buyer has not retained any broker or finder in connection with any of the Transactions, and Buyer has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

Article V. SURVIVAL; INDEMNIFICATION

Section 5.01 Survival.

(a)	Subject to the limitations and other provisions of this Agreement, the representations and warranties of the Parties contained herein shall survive the Closing and shall remain in full force and effect until the date that is two (2) years after the Closing Date. Notwithstanding the preceding sentence, any indemnification claim commenced prior to any such expiration shall remain as a valid claim until finally resolved in accordance with the provisions herein. Any claim, for indemnification or otherwise, based upon or arising out of the breach or alleged breach of a representation or warranty must be brought before the expiration of the applicable survival period, or it will be deemed waived.

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(b)

All covenants and agreements of the Parties contained herein shall survive the Closing for a period of three (3) years or for the period specified therein. Notwithstanding the preceding sentence, any claim commenced prior to any such expiration shall remain as a valid claim until finally resolved in accordance with the provisions herein.

(c)	Any claim arising out of or in connection with this Agreement must be brought, if at all, within three (3) years after the Closing Date, or within such shorter period as may be specified with respect to a particular claim, or it will be deemed waived and released.

Section 5.02 Indemnification.

(a)	Subject to the provisions of this Article V, if the Closing occurs, the Seller agrees to, and shall, indemnify Buyer and its directors, officers, employees and Affiliates, and each of their respective Representatives, successors and assigns, and hold them harmless from, against and in respect of any and all Losses incurred by any such entity or person resulting from any misrepresentation or breach of any representation or warranty of the Seller set forth in Article III or the non-fulfillment in any material respect of any agreement, covenant or obligation by the Seller made in this Agreement (including without limitation any Exhibit or Schedule hereto and any certificate or instrument delivered in connection herewith).

(b)	Subject to the provisions of this Article V, if the Closing occurs, Buyer agrees to, and shall, indemnify the Seller and its managers, officers, employees and Affiliates, and each of their respective Representatives, successors and assigns, and hold them harmless from, against and in respect of any and all Losses incurred by any such entity or person resulting from any misrepresentation or breach of any representation or warranty of Buyer set forth in Article IV or the non-fulfillment in any material respect of any agreement, covenant or obligation by Buyer made in this Agreement (including without limitation any Exhibit or Schedule hereto and any certificate or instrument delivered in connection herewith)

(c)	The Party obligated to provide indemnification hereunder is referred to as the “Indemnifying Party” and the Party or other Person entitled to indemnification hereunder is referred to as the “Indemnified Party”.

Section 5.03 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation, made at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation, and made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

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Section 5.04 Exclusive Remedy. In the event that the Closing occurs, the indemnification provisions contained in this Article V shall be the sole and exclusive remedy of the Parties with respect to the Transactions for any and all breaches or alleged breaches of any representations, warranties, covenants or agreements of the Parties hereto or any other provision of this Agreement or arising out of the Transactions, except (i) with respect to any equitable remedy to which such Party may be entitled to with respect to any claims or causes of action arising from the breach of any covenants or agreement of a Party that is to be performed subsequent to the Closing Date, or (ii) with respect to a Party, an actual and intentional fraud with respect to this Agreement and the Transactions. In furtherance of the foregoing, each Party hereto, for itself and on behalf of its Affiliates, hereby waives, from and after the Closing, to the fullest extent permitted under applicable Law and except as otherwise specified in this Article V, any and all rights, claims and causes of action it may have against any other Party hereto relating to the subject matter of this Agreement or any other agreement, certificate or other document or instrument delivered pursuant to this Agreement, arising under or based upon any applicable Law.

Section 5.05 Limitation on Damages. In no event will any Party be liable to any other Party under or in connection with this Agreement or in connection with the Transactions for special, general, indirect or consequential damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damage.

Article VI. MISCELLANEOUS

Section 6.01 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by overnight courier or registered mail or certified mail, postage prepaid, or electronic mail with a follow up copy by overnight courier, addressed as follows:

If to Buyer:

Southern Colorado Real Estate Developers, LLC

Attn: Joseph D. Cleghorn Jr.

500 Australian Avenue South, Suite 630

West Palm Beach, FL 33401

Email: jckeys1@icloud.com

If to the Seller, to:

The Cannabis Depot Holding Corp.

Attn: Lawrence Taube

500 Australian Avenue South, Suite 630

West Palm Beach, FL 33401

Email: Larry@LarryTaube.com

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With, in either case, a copy, which shall not constitute notice, to:

Anthony L.G., PLLC

Attn: Laura Anthony

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: lanthony@anthonypllc.com

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered or sent by electronic mail, (ii) on the day after dispatch, if sent by overnight courier, and (iii) three (3) days after mailing, if sent by registered or certified mail.

Section 6.02 Dispute Resolution.

(a)	If there is any dispute or controversy relating to this Agreement or any of the Contemplated Transactions (each, a “Dispute”), such Dispute shall be resolved in accordance with this Section 6.02.

(b)	The Party claiming a Dispute shall deliver to each of the other Parties a written notice (a “Notice of Dispute”) that will specify in reasonable detail the dispute that the claiming Party wishes to have resolved. If Buyer and the Seller are not able to resolve the dispute within five (5) Business Days of a Party’s receipt of an applicable Notice of Dispute, then such Dispute shall be submitted to binding arbitration in accordance with this Section 6.02.

(c)	Any arbitration hereunder shall be conducted in accordance with the rules of the American Arbitration Association then in effect. Each of Buyer and the Seller (jointly) shall select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, and the three arbitrators shall resolve the Dispute. The arbitrators will be instructed to prepare in writing as promptly as practicable, and provide to the Parties such arbitrators’ determination, including factual findings and the reasons on which the determination was based. The decision of the arbitrators will be final, binding and conclusive and will not be subject to review or appeal and may be enforced in any court having jurisdiction over the Parties. Each Party shall initially pay its own costs, fees and expenses (including, without limitation, for counsel, experts and presentation of proof) in connection with any arbitration or other action or proceeding brought under this Section 6.02, and the fees of the arbitrators shall be share equally, provided, however, that the arbitrators shall have the power to award costs and expenses in a different proportion.

(d)	Due to COVID, the arbitration shall be conducted in online or in West Palm Beach, Florida.

Section 6.03 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of Florida, without giving effect to principles of conflicts of law thereunder. Subject to Section 6.02, venue for all matters arising hereunder and for enforcement of the arbitrators’ judgment pursuant to Section 6.02 shall be exclusively in the State of Florida and United States Courts located in Palm Beach County, Florida (the “Selected Courts”) and each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the Selected Courts. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

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Section 6.04 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.04.

Section 6.05 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 6.06 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 6.07 Third-Party Beneficiaries. This contract is strictly between the Parties and, except as specifically provided, no director, officer, stockholder (other than the Seller), employee, agent, independent contractor or any other Person shall be deemed to be a third-Party beneficiary of this Agreement.

Section 6.08 Expenses. Other than as specifically set forth herein, whether or not the Transactions are consummated, each of Buyer, on the one hand, and Seller, on the other hand, will bear their own respective expenses, including without limitation the fees and expenses of its legal, accounting and financial advisors, incurred in connection with the Transactions.

Section 6.09 Entire Agreement. This Agreement and the other Transaction Documents represent the entire agreement between the Parties relating to the subject matter thereof and supersede all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

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Section 6.10 Amendment or Waiver. Other than as specifically set forth herein, every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may by amended only by a writing signed by all Parties hereto.

Section 6.11 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each Party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that Transactions shall be consummated as soon as practicable. Each Party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the Transactions.

Section 6.12 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 6.13 Counsel. The Parties acknowledge and agree that Anthony L.G., PLLC (“Counsel”) has acted as legal counsel to the Company, Buyer and Seller. Each of the Parties acknowledges and agrees that they are aware of, and have consented to, the Counsel acting as legal counsel to each of the foregoing, notwithstanding that Counsel has advised each of the Parties to retain separate counsel to review the terms and conditions of this Agreement and the other documents to be delivered in connection herewith, and each applicable Party has either waived such right freely or has otherwise sought such additional counsel as it has deemed necessary. Each of the Parties hereby waives any such conflict of interest, and confirms that the Parties have previously negotiated the material terms of the agreements as set forth herein.

Section 6.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Southern Colorado Real Estate Developers, LLC

By:
Name:	Joseph Cleghorn
Title:	President

The Cannabis Depot Holding Corp.

By:
Name:	Lawrence Taube
Title:	Chief Financial Officer

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Exhibit A

IRREVOCABLE STOCK POWER

Credex Corporation

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Southern Colorado Real Estate Developers, LLC, a Colorado limited liability company (“Seller”) hereby assigns, transfers, and conveys to The Cannabis Depot Holding Corp., a Nevada corporation, all of Seller’s right, title, and interest in and to fifty eight million, four hundred and ninety two thousand, five hundred (58,492,500) shares of common stock, par value $0.001 per share, of Credex Corporation, a Florida corporation (the “Company”) and hereby irrevocably appoints the Chief Executive Officer, President and Secretary of the Company, and each of them, as Seller’s attorney-in-fact to transfer said shares on the books of the Company, with full power of substitution in the premises.

Date: June 17, 2021

Southern Colorado Real Estate Developers, LLC

By:
Name:	Joseph Cleghorn
Title:	President

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